Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D filed herewith is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1)(iii) promulgated pursuant to the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated: March 20, 2024

INVESTMENT CORPORATION OF DUBAI

By:	/s/ Khalifa Al Daboos
Name:	Khalifa Al Daboos
Title:	Deputy CEO

BORSE DUBAI LIMITED

By:	/s/ Essa Kazim
Name:	Essa Kazim
Title:	Chairman